Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS SECOND QUARTER 2022 RESULTS

DOWNERS GROVE, Ill., July 21, 2022 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the second quarter ended June 30, 2022.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions, except per share data)	2022	2021	% Change	2022	2021	% Change
U.S. GAAP
Revenue	$2,159	$2,032	6%	$4,211	$3,900	8%
Net earnings	290	265	9%	516	497	4%
Diluted EPS	2.00	1.82	10%	3.56	3.43	4%

Non-GAAP
Organic revenue change			7%			8%
Adjusted net earnings [1]	309	299	3%	585	562	4%
Adjusted diluted EPS	2.14	2.06	4%	4.03	3.87	4%

1 Q2 2022 and 2021 adjusted net earnings exclude after tax purchase accounting expenses of $36.0 million and $26.6 million, respectively, and restructuring and other costs of $6.1 million and $8.2 million, respectively. Year-to-date and Q2 2022 also exclude a $22.6 million reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act. Year-to-date 2022 and 2021 adjusted net earnings exclude after tax purchase accounting expenses of $76.8 million and $53.4 million, respectively, and restructuring and other costs of $14.5 million and $11.3 million, respectively.

For the quarter ended June 30, 2022, Dover generated revenue of $2.2 billion, an increase of 6% (+7% organic) compared to the second quarter of the prior year. GAAP net earnings of $290 million increased 9%, and GAAP diluted EPS of $2.00 was up 10%. On an adjusted basis, net earnings of $309 million increased 3% and adjusted diluted EPS of $2.14 was up 4% versus the comparable quarter of the prior year.

For the six months ended June 30, 2022, Dover generated revenue of $4.2 billion, an increase of 8% (+8%% organic) compared to the comparable period of the prior year. GAAP net earnings of $516 million increased 4%, and GAAP diluted EPS of $3.56 was also up 4% year-over-year. On an adjusted basis, net earnings of $585 million increased 4%, and adjusted diluted EPS of $4.03 was also up 4% versus the comparable period of the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Our team delivered a strong second quarter performance which led to record quarterly revenue and sequential and year-over-year earnings growth, despite a difficult operating environment and significant foreign currency headwinds. Our backlog remains at a historically high level, providing a good line of sight for operational execution while new order bookings normalize as our lead times improve.

“Input shortages and the COVID-19 lockdowns in China negatively impacted shipment volumes and fixed cost absorption across multiple businesses. Despite these headwinds, our operating margin improved sequentially in the quarter, driven by cost controls, overall strong volume and meaningfully improving price-cost dynamics, which we expect to drive profitability in the second half of the year.

“Our strong balance sheet supports our disciplined capital allocation initiatives. We are investing in capacity expansions and productivity improvements across many operating companies to capture secular revenue growth opportunities and continue driving efficiencies. The recently-announced Malema acquisition closed on July 1 and we continue our pursuit of attractive bolt-on acquisitions. We also repurchased $85 million of our common stock in the second quarter and will continue to proactively evaluate various capital deployment alternatives through the remainder of the year.

“Our strong backlog, constructive demand and execution playbook tailored to various operating scenarios position us well to deliver revenue and earnings growth amidst continuing economic uncertainty. We are maintaining our 2022 adjusted full-year guidance.”

FULL YEAR 2022 GUIDANCE:

In 2022, Dover expects to generate GAAP EPS in the range of $7.44 to $7.64 (adjusted EPS of $8.45 to $8.65), based on full year revenue growth of 8% to 10% (8% to 10% on an organic basis).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its second quarter and year-to-date 2022 results at 9:00 A.M. Eastern Time (8:00 A.M. Central Time) on Thursday, July 21, 2022. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s second quarter results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of approximately $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 25,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics, other general economic conditions and conditions in the particular markets in which we operate, the impact on global or a regional economy due to the outbreak or escalation of hostilities or war, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - SECOND QUARTER 2022

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$2,158,715	$2,031,676	$4,210,616	$3,899,577
Cost of goods and services	1,377,432	1,259,504	2,686,139	2,405,857
Gross profit	781,283	772,172	1,524,477	1,493,720
Selling, general, and administrative expenses	424,433	428,042	868,276	837,040
Operating earnings	356,850	344,130	656,201	656,680
Interest expense	26,989	26,661	53,541	53,484
Interest income	(949)	(942)	(1,724)	(1,622)
Other income, net	(4,546)	(4,933)	(6,675)	(7,776)
Earnings before provision for income taxes	335,356	323,344	611,059	612,594
Provision for income taxes	45,738	58,836	95,288	115,317
Net earnings	$289,618	$264,508	$515,771	$497,277

Net earnings per share:
Basic	$2.01	$1.84	$3.58	$3.46
Diluted	$2.00	$1.82	$3.56	$3.43
Weighted average shares outstanding:
Basic	143,832	143,941	143,959	143,854
Diluted	144,669	145,118	144,998	145,040

Dividends paid per common share	$0.50	$0.495	$1.00	$0.99

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2022			2021
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2021
REVENUE
Engineered Products	$487,647	$514,436	$1,002,083	$428,127	$442,091	$870,218	$447,798	$462,811	$1,780,827
Clean Energy & Fueling	458,395	494,075	952,470	389,678	437,042	826,720	410,561	410,872	1,648,153
Imaging & Identification	272,255	275,951	548,206	284,328	294,076	578,404	292,535	292,428	1,163,367
Pumps & Process Solutions	435,195	441,127	876,322	394,377	428,701	823,078	438,240	447,316	1,708,634
Climate & Sustainability Technologies	399,078	434,164	833,242	372,077	430,506	802,583	429,425	376,167	1,608,175
Intersegment eliminations	(669)	(1,038)	(1,707)	(686)	(740)	(1,426)	(290)	(359)	(2,075)
Total consolidated revenue	$2,051,901	$2,158,715	$4,210,616	$1,867,901	$2,031,676	$3,899,577	$2,018,269	$1,989,235	$7,907,081

NET EARNINGS
Segment Earnings:
Engineered Products	$71,130	$81,671	$152,801	$76,684	$71,255	$147,939	$67,376	$62,537	$277,852
Clean Energy & Fueling	72,962	99,034	171,996	79,572	93,430	173,002	80,101	74,083	327,186
Imaging & Identification	58,598	61,392	119,990	63,618	66,565	130,183	70,635	66,114	266,932
Pumps & Process Solutions	146,617	138,048	284,665	128,895	146,759	275,654	150,275	149,664	575,593
Climate & Sustainability Technologies	53,609	64,181	117,790	43,475	56,905	100,380	49,734	35,403	185,517
Total segment earnings	402,916	444,326	847,242	392,244	434,914	827,158	418,121	387,801	1,633,080
Purchase accounting expenses [1]	53,286	47,019	100,305	35,516	35,162	70,678	35,587	35,715	141,980
Restructuring and other costs (benefits) [2]	10,552	7,944	18,496	4,162	10,779	14,941	(3,201)	26,696	38,436
Loss (gain) on dispositions [3]	194	—	194	—	—	—	—	(206,338)	(206,338)
Corporate expense / other [4]	37,404	27,967	65,371	37,173	39,910	77,083	33,249	45,966	156,298
Interest expense	26,552	26,989	53,541	26,823	26,661	53,484	26,433	26,402	106,319
Interest income	(775)	(949)	(1,724)	(680)	(942)	(1,622)	(1,466)	(1,353)	(4,441)
Earnings before provision for income taxes	275,703	335,356	611,059	289,250	323,344	612,594	327,519	460,713	1,400,826
Provision for income taxes	49,550	45,738	95,288	56,481	58,836	115,317	63,763	97,928	277,008
Net earnings	$226,153	$289,618	$515,771	$232,769	$264,508	$497,277	$263,756	$362,785	$1,123,818

SEGMENT EARNINGS MARGIN
Engineered Products	14.6%	15.9%	15.2%	17.9%	16.1%	17.0%	15.0%	13.5%	15.6%
Clean Energy & Fueling	15.9%	20.0%	18.1%	20.4%	21.4%	20.9%	19.5%	18.0%	19.9%
Imaging & Identification	21.5%	22.2%	21.9%	22.4%	22.6%	22.5%	24.1%	22.6%	22.9%
Pumps & Process Solutions	33.7%	31.3%	32.5%	32.7%	34.2%	33.5%	34.3%	33.5%	33.7%
Climate & Sustainability Technologies	13.4%	14.8%	14.1%	11.7%	13.2%	12.5%	11.6%	9.4%	11.5%
Total segment earnings margin	19.6%	20.6%	20.1%	21.0%	21.4%	21.2%	20.7%	19.5%	20.7%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[2] Restructuring and other costs (benefits) relate to actions taken for employee reductions, facility consolidations and site closures, product line exits, and other asset charges.
[3] Loss (gain) on dispositions include working capital adjustments related to dispositions.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2022			2021
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2021
Net earnings per share:
Basic	$1.57	$2.01	$3.58	$1.62	$1.84	$3.46	$1.83	$2.52	$7.81
Diluted	$1.56	$2.00	$3.56	$1.61	$1.82	$3.43	$1.81	$2.49	$7.74

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$226,153	$289,618	$515,771	$232,769	$264,508	$497,277	$263,756	$362,785	$1,123,818

Weighted average shares outstanding:
Basic	144,087	143,832	143,959	143,765	143,941	143,854	143,976	144,005	143,923
Diluted	145,329	144,669	144,998	144,938	145,118	145,040	145,440	145,460	145,273

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2022			2021
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2021
Adjusted net earnings:
Net earnings	$226,153	$289,618	$515,771	$232,769	$264,508	$497,277	$263,756	$362,785	$1,123,818
Purchase accounting expenses, pre-tax [1]	53,286	47,019	100,305	35,516	35,162	70,678	35,587	35,715	141,980
Purchase accounting expenses, tax impact [2]	(12,538)	(11,013)	(23,551)	(8,720)	(8,571)	(17,291)	(8,700)	(8,763)	(34,754)
Restructuring and other costs (benefits), pre-tax [3]	10,552	7,944	18,496	4,162	10,779	14,941	(3,201)	26,696	38,436
Restructuring and other costs (benefits), tax impact [2]	(2,191)	(1,803)	(3,994)	(1,031)	(2,597)	(3,628)	902	(4,610)	(7,336)
Loss (gain) on dispositions, pre-tax [4]	194	—	194	—	—	—	—	(206,338)	(206,338)
Loss (gain) on dispositions, tax-impact [2]	(27)	—	(27)	—	—	—	—	53,218	53,218
Tax Cuts and Jobs Act [5]	—	(22,579)	(22,579)	—	—	—	—	—	—
Adjusted net earnings	$275,429	$309,186	$584,615	$262,696	$299,281	$561,977	$288,344	$258,703	$1,109,024

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.56	$2.00	$3.56	$1.61	$1.82	$3.43	$1.81	$2.49	$7.74
Purchase accounting expenses, pre-tax [1]	0.37	0.33	0.69	0.25	0.24	0.49	0.24	0.25	0.98
Purchase accounting expenses, tax impact [2]	(0.09)	(0.08)	(0.16)	(0.06)	(0.06)	(0.12)	(0.06)	(0.06)	(0.24)
Restructuring and other costs (benefits), pre-tax [3]	0.07	0.05	0.13	0.03	0.07	0.10	(0.02)	0.18	0.26
Restructuring and other costs (benefits), tax impact [2]	(0.02)	(0.01)	(0.03)	(0.01)	(0.02)	(0.03)	0.01	(0.03)	(0.05)
Loss (gain) on dispositions, pre-tax [4]	—	—	—	—	—	—	—	(1.42)	(1.42)
Loss (gain) on dispositions, tax-impact [2]	—	—	—	—	—	—	—	0.37	0.37
Tax Cuts and Jobs Act [5]	—	(0.16)	(0.16)	—	—	—	—	—	—
Adjusted diluted net earnings per share	$1.90	$2.14	$4.03	$1.81	$2.06	$3.87	$1.98	$1.78	$7.63

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. Q1, Q2, and Q2 YTD 2022 include $12,487, $7,158, and $19,645 of amortization of inventory step-up, respectively, primarily related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.

[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Restructuring and other costs (benefits) relate to actions taken for employee reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 and Q2 YTD 2022 include $5,457 of non-cash foreign currency translation losses reclassified to earnings included within restructuring and other costs of $2,117 related to write-off of assets due to an exit from certain Latin America countries for our Climate & Sustainability Technologies segment. Q4 and FY 2021 for our Climate & Sustainability Technologies segment include a $12,073 other than temporary impairment charge related to an equity method investment and a $6,072 write-off of assets incurred in connection with an exit from certain Latin America countries. Q3 and FY 2021 include a $9,078 payment received for previously incurred restructuring costs related to a product line exit in our Engineered Products segment.

4 Q1 2022 represents working capital adjustments related to the disposition of UB and the RWB equity method investment in Q4 2021. Q4 and FY2021 represent a $181,615 gain on disposition of UB in our Climate & Sustainability Technologies segment and a $24,723 gain on disposition of our RWB equity method investment in our Engineered Products segment.

5 Q2 and Q2 YTD 2022 represent a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2022			2021
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2021
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$71,130	$81,671	$152,801	$76,684	$71,255	$147,939	$67,376	$62,537	$277,852
Other depreciation and amortization [1]	7,274	6,799	14,073	6,708	5,814	12,522	7,132	7,382	27,036
Adjusted segment EBITDA [2]	78,404	88,470	166,874	83,392	77,069	160,461	74,508	69,919	304,888
Adjusted segment EBITDA margin [2]	16.1%	17.2%	16.7%	19.5%	17.4%	18.4%	16.6%	15.1%	17.1%

Clean Energy & Fueling:
Segment earnings [3]	$72,962	$99,034	$171,996	$79,572	$93,430	$173,002	$80,101	$74,083	$327,186
Other depreciation and amortization [1]	8,466	6,533	14,999	6,489	6,571	13,060	6,411	6,371	25,842
Adjusted segment EBITDA [2]	81,428	105,567	186,995	86,061	100,001	186,062	86,512	80,454	353,028
Adjusted segment EBITDA margin [2]	17.8%	21.4%	19.6%	22.1%	22.9%	22.5%	21.1%	19.6%	21.4%

Imaging & Identification:
Segment earnings	$58,598	$61,392	$119,990	$63,618	$66,565	$130,183	$70,635	$66,114	$266,932
Other depreciation and amortization [1]	3,497	3,496	6,993	3,274	3,544	6,818	3,896	3,475	14,189
Adjusted segment EBITDA [2]	62,095	64,888	126,983	66,892	70,109	137,001	74,531	69,589	281,121
Adjusted segment EBITDA margin [2]	22.8%	23.5%	23.2%	23.5%	23.8%	23.7%	25.5%	23.8%	24.2%

Pumps & Process Solutions:
Segment earnings	$146,617	$138,048	$284,665	$128,895	$146,759	$275,654	$150,275	$149,664	$575,593
Other depreciation and amortization [1]	9,922	9,787	19,709	9,670	9,638	19,308	9,832	10,132	39,272
Adjusted segment EBITDA [2]	156,539	147,835	304,374	138,565	156,397	294,962	160,107	159,796	614,865
Adjusted segment EBITDA margin [2]	36.0%	33.5%	34.7%	35.1%	36.5%	35.8%	36.5%	35.7%	36.0%

Climate & Sustainability Technologies:
Segment earnings	$53,609	$64,181	$117,790	$43,475	$56,905	$100,380	$49,734	$35,403	$185,517
Other depreciation and amortization [1]	6,495	6,443	12,938	6,349	6,682	13,031	7,019	6,937	26,987
Adjusted segment EBITDA [2]	60,104	70,624	130,728	49,824	63,587	113,411	56,753	42,340	212,504
Adjusted segment EBITDA margin [2]	15.1%	16.3%	15.7%	13.4%	14.8%	14.1%	13.2%	11.3%	13.2%

Total Segments:
Segment earnings [2,3,4]	$402,916	$444,326	$847,242	$392,244	$434,914	$827,158	$418,121	$387,801	$1,633,080
Other depreciation and amortization [1]	35,654	33,058	68,712	32,490	32,249	64,739	34,290	34,297	133,326
Adjusted segment EBITDA [2]	438,570	477,384	915,954	424,734	467,163	891,897	452,411	422,098	1,766,406
Adjusted segment EBITDA margin [2]	21.4%	22.1%	21.8%	22.7%	23.0%	22.9%	22.4%	21.2%	22.3%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
3 Q1, Q2, and Q2 YTD 2022 exclude $12,097, $6,898, and $18,995 of amortization of inventory step-up, respectively, related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.
[4] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to net earnings.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA TO NET EARNINGS RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2022			2021
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2021
Net earnings:
Adjusted segment EBITDA[1]:
Engineered Products	$78,404	$88,470	$166,874	$83,392	$77,069	$160,461	$74,508	$69,919	$304,888
Clean Energy & Fueling	81,428	105,567	186,995	86,061	100,001	186,062	86,512	80,454	353,028
Imaging & Identification	62,095	64,888	126,983	66,892	70,109	137,001	74,531	69,589	281,121
Pumps & Process Solutions	156,539	147,835	304,374	138,565	156,397	294,962	160,107	159,796	614,865
Climate & Sustainability Technologies	60,104	70,624	130,728	49,824	63,587	113,411	56,753	42,340	212,504
Total adjusted segment EBITDA [1]	438,570	477,384	915,954	424,734	467,163	891,897	452,411	422,098	1,766,406
Less: Other depreciation and amortization [2]	35,654	33,058	68,712	32,490	32,249	64,739	34,290	34,297	133,326
Total segment earnings [1]	402,916	444,326	847,242	392,244	434,914	827,158	418,121	387,801	1,633,080
Purchase accounting expenses [3]	53,286	47,019	100,305	35,516	35,162	70,678	35,587	35,715	141,980
Restructuring and other costs (benefits) [4]	10,552	7,944	18,496	4,162	10,779	14,941	(3,201)	26,696	38,436
Loss (gain) on dispositions [5]	194	—	194	—	—	—	—	(206,338)	(206,338)
Corporate expense / other [6]	37,404	27,967	65,371	37,173	39,910	77,083	33,249	45,966	156,298
Interest expense	26,552	26,989	53,541	26,823	26,661	53,484	26,433	26,402	106,319
Interest income	(775)	(949)	(1,724)	(680)	(942)	(1,622)	(1,466)	(1,353)	(4,441)
Earnings before provision for income taxes	275,703	335,356	611,059	289,250	323,344	612,594	327,519	460,713	1,400,826
Provision for income taxes	49,550	45,738	95,288	56,481	58,836	115,317	63,763	97,928	277,008
Net earnings	$226,153	$289,618	$515,771	$232,769	$264,508	$497,277	$263,756	$362,785	$1,123,818

[1] Refer to Non-GAAP Disclosures section for definition.
[2] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[3] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[4] Restructuring and other costs (benefits) relate to actions taken for employee reductions, facility consolidations and site closures, product line exits, and other asset charges.
[5] Loss (gain) on dispositions include working capital adjustments related to dispositions.
[6] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2022
	Q2	Q2 YTD
Organic
Engineered Products	18.6%	16.6%
Clean Energy & Fueling	(1.1)%	(0.5)%
Imaging & Identification	(0.9)%	(1.0)%
Pumps & Process Solutions	6.8%	9.6%
Climate & Sustainability Technologies	11.4%	14.2%
Total Organic	7.5%	8.4%
Acquisitions	4.1%	4.3%
Dispositions	(1.7)%	(1.7)%
Currency translation	(3.6)%	(3.0)%
Total*	6.3%	8.0%
* Totals may be impacted by rounding.

	2022
	Q2	Q2 YTD
Organic
United States	12.5%	10.7%
Other Americas	(17.7)%	(5.5)%
Europe	11.8%	9.0%
Asia	0.4%	8.6%
Other	(14.4)%	(2.4)%
Total Organic	7.5%	8.4%
Acquisitions	4.1%	4.3%
Dispositions	(1.7)%	(1.7)%
Currency translation	(3.6)%	(3.0)%
Total*	6.3%	8.0%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2022 Guidance for Earnings per Share (GAAP)	$7.44		$7.64
Purchase accounting expenses, net		1.01
Restructuring and other costs, net		0.16
Tax Cuts and Jobs Act		(0.16)
2022 Guidance for Adjusted Earnings per Share (Non-GAAP)	$8.45		$8.65
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2022			2021
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2021
Net Cash Flows Provided By (Used In):
Operating activities	$23,683	$178,773	$202,456	$177,184	$260,073	$437,257	$351,329	$327,279	$1,115,865
Investing activities	(46,963)	(68,890)	(115,853)	(29,572)	(121,631)	(151,203)	(135,439)	(706,111)	(992,753)
Financing activities	(75,204)	120,469	45,265	(124,239)	(75,949)	(200,188)	(74,610)	24,918	(249,880)

Quarterly Free Cash Flow (Non-GAAP)

	2022			2021
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2021
Cash flow from operating activities	$23,683	$178,773	$202,456	$177,184	$260,073	$437,257	$351,329	$327,279	$1,115,865
Less: Capital expenditures	(50,381)	(50,196)	(100,577)	(31,260)	(41,971)	(73,231)	(47,926)	(50,308)	(171,465)
Free cash flow	$(26,698)	$128,577	$101,879	$145,924	$218,102	$364,026	$303,403	$276,971	$944,400

Cash flow from operating activities as a percentage of revenue	1.2%	8.3%	4.8%	9.5%	12.8%	11.2%	17.4%	16.5%	14.1%

Cash flow from operating activities as a percentage of adjusted net earnings	8.6%	57.8%	34.6%	67.4%	86.9%	77.8%	121.8%	126.5%	100.6%

Free cash flow as a percentage of revenue	-1.3%	6.0%	2.4%	7.8%	10.7%	9.3%	15.0%	13.9%	11.9%

Free cash flow as a percentage of adjusted net earnings	-9.7%	41.6%	17.4%	55.5%	72.9%	64.8%	105.2%	107.1%	85.2%

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2022			2021
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2021
BOOKINGS

Engineered Products	$541,035	$452,668	$993,703	$528,310	$497,200	$1,025,510	$502,767	$585,452	$2,113,729
Clean Energy & Fueling	501,491	487,861	989,352	422,668	453,146	875,814	467,821	398,844	1,742,479
Imaging & Identification	307,104	292,136	599,240	293,614	299,608	593,222	293,782	303,400	1,190,404
Pumps & Process Solutions	459,790	471,693	931,483	551,365	521,010	1,072,375	490,581	460,105	2,023,061
Climate & Sustainability Technologies	444,852	403,574	848,426	537,326	606,545	1,143,871	540,280	632,849	2,317,000
Intersegment eliminations	(2,295)	(1,207)	(3,502)	(863)	(498)	(1,361)	(407)	(290)	(2,058)
Total consolidated bookings	$2,251,977	$2,106,725	$4,358,702	$2,332,420	$2,377,011	$4,709,431	$2,294,824	$2,380,360	$9,384,615

BACKLOG

Engineered Products	$830,135	$759,589		$562,557	$613,517		$662,834	$785,085
Clean Energy & Fueling	426,342	411,350		238,822	256,497		312,176	383,572
Imaging & Identification	243,411	255,255		198,556	206,125		204,766	212,098
Pumps & Process Solutions	704,935	715,646		539,097	634,477		682,415	688,931
Climate & Sustainability Technologies	1,218,155	1,186,180		677,309	854,188		964,233	1,174,479
Intersegment eliminations	(1,756)	(1,839)		(544)	(262)		(252)	(225)
Total consolidated backlog	$3,421,222	$3,326,181		$2,215,797	$2,564,542		$2,826,172	$3,243,940

Bookings Growth Factors

	2022
	Q2	Q2 YTD
Organic
Engineered Products	(8.3)%	(2.2)%
Clean Energy & Fueling	(4.6)%	(3.7)%
Imaging & Identification	2.6%	5.1%
Pumps & Process Solutions	(6.5)%	(10.4)%
Climate & Sustainability Technologies	(24.1)%	(17.2)%
Total Organic	(9.9)%	(7.1)%
Acquisitions	3.2%	3.8%
Dispositions	(1.8)%	(1.6)%
Currency translation	(2.9)%	(2.5)%
Total*	(11.4)%	(7.4)%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share or adjusted earnings per share represents diluted EPS adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Management believes that free cash flow and free cash flow ratios are important measures of performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisition and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet have satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.